Exhibit 32.2

                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                           PURSUANT TO 18 U.S.C. 1350
                 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)


     I, DAVID HOPE, Chief Financial Officer (principal financial officer) of Auto-Q International, Inc. (the "Registrant"), certifies that to the best of my knowledge, based upon a review of the Amended Annual Report on Form 10-KSB for the period ended September 30, 2003 of the Registrant (the "Report"):

     (1) The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.





/s/  David Hope
-----------------------------
     David Hope, Chief Financial Officer

Date: December 23, 2003